                                 RESTRAC, INC.

                                   EXHIBIT 11
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                       THREE MONTHS   NINE MONTHS
                                                                       ------------   -----------
                                                                          ENDED JUNE 30, 1997

Net Loss (in thousands)..............................................   $     (280)   $     (923)
                                                                        ==========    ==========
Weighted Average Shares of Common Stock Outstanding..................    8,115,898     8,022,502
Dilutive Options.....................................................           --            --
                                                                        ----------    ----------
Weighted Average Number of Common and Common Equivalent Shares
  Outstanding........................................................    8,115,898     8,022,502
                                                                        ==========    ==========
Net Loss Per Share...................................................   $    (0.03)   $    (0.12)
                                                                        ==========    ==========

                                                                       THREE MONTHS   NINE MONTHS
                                                                       ------------   -----------
                                                                          ENDED JUNE 30, 1996

Net Income (in thousands)............................................   $      350    $      875
                                                                        ==========    ==========
Weighted Average Shares of Common Stock Outstanding..................    3,870,000     3,870,000
Dilutive Effect of Options Issued Prior to 5/10/95...................      337,098       344,647
Effect of Cheap Stock Options........................................      152,875       152,875
Conversion of Preferred Stock........................................    2,502,696     2,502,696
Shares Issuable in IPO to Fund Cumulative Dividends..................       51,728        51,728
                                                                        ----------    ----------
Weighted Average Number of Common and Common Equivalent Shares
  Outstanding........................................................    6,914,397     6,921,946
                                                                        ==========    ==========
Net Income Per Share.................................................   $     0.05    $     0.13
                                                                        ==========    ==========